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                                                                       EXHIBIT 5

               AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

     THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT, dated as of September 4, 2003 (this "Agreement"), by and among INSCI Corp., a Delaware corporation (the "Company"), SCP Private Equity Partners II, L.P., a Delaware limited partnership ("SCP"), Selway Partners, LLC, a New Jersey limited liability company ("Selway") and Selway Management, Inc., a Delaware corporation ("Selway Management" and together with Selway, the "Original Investors") and CIP Capital L.P., a Delaware limited partnership ("CIP"). Selway, Selway Management, SCP and CIP are each an "Investor" and together are the "Investors".

                                    RECITALS

     WHEREAS, SCP and the Company are parties to that certain Series C Preferred Stock Purchase Agreement, dated as of even date herewith (the "Purchase Agreement"), by and between the Company and SCP;

     WHEREAS, the Original Investors are parties to that certain Registration Rights Agreement dated June 21, 2003 by and among the Original Investors and the Company (the "Original Agreement"); and

     WHEREAS, it is a condition precedent to the closing of the transactions contemplated by the Purchase Agreement that the Original Agreement be amended, restated and superceded as set forth herein; and

     WHEREAS, the Company and the Investors hereby agree that this Agreement shall amend, restate and supercede the Original Agreement and shall govern the rights of the Investors to cause the Company to register shares of Common Stock (as hereinafter defined) and certain other matters as set forth herein.

     NOW THEREFORE, in consideration of the foregoing and the covenants and agreements contained herein the parties hereto, intending to be legally bound hereby, agree as follows:

     1. Definitions.

          As used herein, unless the context otherwise requires or unless otherwise defined, the following terms have the respective meanings set forth below:

          "Blue Sky Filing" has the meaning set forth in Section 2.10.

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          "Commission" means the Securities and Exchange Commission or an agency at the time administering the Securities Act.

          "Common Stock" means the common stock of the Company with a par value $0.01 per share and shall include any stock into which such common stock shall have been changed or any stock resulting from any reclassification of such common stock, and all other stock of any class or classes (however designated) of the Company the holders of which have the right (without limitation as to amount), to all or a portion of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "GAAP" means United States generally accepted accounting principles.

          "Holder" or Holders" means any person or persons to whom Registrable Securities were originally issued or Qualifying Transferees.

          "Person" means a corporation, an association, a partnership, a limited liability company, an organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

          "Qualifying Transferees" means assignees of any of the Investors in accordance with Section 7.

          "Registrable Securities" means the Series A Registrable Securities, the Series B Registrable Securities and the Series C Registrable Securities.

          "Registration Expenses" means all expenses incident to the Company's performance of or compliance with this Agreement, including, without limitation, all registration, filing and listing fees, all fees and expenses of complying with securities or blue sky laws, all fees and expenses of listing the Registrable Securities being registered on any securities exchange, all word processing, duplicating and printing expenses, messenger and delivery expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits or "comfort" letters required by or incidental to such performance and compliance, the reasonable fees and disbursements of any one counsel retained by the Investors and any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding underwriting discounts and commissions and transfer taxes, if any, attributable to securities sold by the Investors, provided that, in any case where Registration Expenses are not to be borne by the Company, such expenses shall not include salaries of Company personnel or general overhead expenses of the Company, auditing fees, premiums or other expenses relating to liability insurance required by underwriters of the Company or other expenses for the preparation of

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financial statements or other data normally prepared by the Company in the ordinary course of its business or which the Company would have incurred in any event.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Series A Preferred Stock" means the Company's Series A Convertible Preferred Stock with a par value $0.01 per share.

          "Series A Registrable Securities" means any shares of Common Stock issuable upon conversion of the Series A Preferred Stock, including shares of Common Stock issued or issuable with respect to any such Common Stock by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. As to any particular Series A Registrable Securities, such securities shall cease to be Series A Registrable Securities when (a) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) such securities may be sold pursuant to Rule 144(k) (or any successor provision) under the Securities Act, (c) such securities shall have been otherwise transferred, new certificates therefor not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of such securities shall not require registration or qualification of such securities under the Securities Act or any similar state law then in force, or (d) such securities shall have ceased to be outstanding.

          "Series B Preferred Stock" means the Company's Series B Convertible Preferred Stock with a par value $0.01 per share.

          "Series B Registrable Securities" means any shares of Common Stock issuable upon conversion of the Series B Preferred Stock, including shares of Common Stock issued or issuable with respect to any such Common Stock by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. As to any particular Series B Registrable Securities, such securities shall cease to be Series B Registrable Securities when (a) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) such securities may be sold pursuant to Rule 144(k) (or any successor provision) under the Securities Act, (c) such securities shall have been otherwise transferred, new certificates therefor not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of such securities shall not require registration or qualification of such securities under the Securities Act or any similar state law then in force, or (d) such securities shall have ceased to be outstanding.

          "Series C Preferred Stock" means the Company's Series C Convertible Preferred Stock with a par value $0.01 per share.

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          "Series C Registrable Securities" means any shares of Common Stock issuable upon conversion of the Series C Preferred Stock, including shares of Common Stock issued or issuable with respect to any such Common Stock by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. As to any particular Series C Registrable Securities, such securities shall cease to be Series C Registrable Securities when (a) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) such securities may be sold pursuant to Rule 144(k) (or any successor provision) under the Securities Act, (c) such securities shall have been otherwise transferred, new certificates therefor not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of such securities shall not require registration or qualification of such securities under the Securities Act or any similar state law then in force, or (d) such securities shall have ceased to be outstanding.

     2. Registration under Securities Act.

          2.1 Registrations for Holders .

               (a) Initial Registration. The Company shall (i) promptly effect the registration under the Securities Act of the Registrable Securities;
     (ii) give notice thereof to all other security holders of the Company, if any, that are entitled to participate in such registration; (iii) file the registration statement (the "Required Statement") required pursuant to this subsection (a) not later than October 1, 2003 (the "Required Filing Date");
     (iv) subject to Section 2.4, use its reasonable best efforts to have such Required Statement declared effective as soon as possible after the filing thereof and (v) use its best efforts to keep such Required Statement effective for a period of at least three (3) years (the "Required Effective Period") from the date of filing thereof.

               (b) Demand Registration of Series B Registrable Securities. At any time after the Required Filing Date and upon the written request of the Original Investors and/or their Qualifying Transferees ("Series B Initiating Holders") holding not less than twenty-five percent (25%) of the outstanding Series B Registrable Securities (or securities that are convertible into or exercisable for Series B Registrable Securities), that the Company effect the registration under the Securities Act of all or part of the Series B Registrable Securities and the Series A Registrable Securities, the Company shall use its reasonable best efforts to effect the registration under the Securities Act of the Series B Registrable Securities and the Series A Registrable Securities that the Company has been so requested to register by the Series B Initiating Holders for disposition in accordance with the intended method of disposition stated in such request. Any such demand must request the registration of Series B Registrable Securities and Series A Registrable Securities having an estimated market value of at least $250,000. Promptly after receipt of such request, the Company shall give notice

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     thereof to all other security holders of the Company, if any, that are entitled to participate in such registration. The Company shall file the registration statement requested pursuant to this subsection (b) not later than sixty (60) days following such request, and subject to Section 2.4, shall use its reasonable best efforts to have such registration statement declared effective as soon as possible after the filing thereof.

               (c) Demand Registration of Series C Registrable Securities. At any time after the Required Filing Date and upon the written request of SCP and/or its Qualifying Transferees ("Series C Initiating Holders") holding not less than twenty-five percent (25%) of the outstanding Series C Registrable Securities (or securities that are convertible into or exercisable for Series C Registrable Securities), that the Company effect the registration under the Securities Act of all or part of the Series C Registrable Securities, the Company shall use its reasonable best efforts to effect the registration under the Securities Act of the Series C Registrable Securities that the Company has been so requested to register by the Series C Initiating Holders for disposition in accordance with the intended method of disposition stated in such request. Any such demand must request the registration of Series C Registrable Securities having an estimated market value of at least $250,000. Promptly after receipt of such request, the Company shall give notice thereof to all other security holders of the Company, if any, that are entitled to participate in such registration. The Company shall file the registration statement requested pursuant to this subsection (c) not later than sixty (60) days following such request, and subject to Section 2.4, shall use its reasonable best efforts to have such registration statement declared effective as soon as possible after the filing thereof.

               (d) Registration of Other Securities. Whenever the Company shall effect a registration pursuant to this Section 2.1 in connection with an underwritten offering by one or more Holders of the Registrable Securities, no securities other than Registrable Securities shall be included among the securities covered by such registration unless (i) the managing underwriter of such offering shall have advised the Series B Initiating Holders or Series C Initiating Holders, as applicable (the "Initiating Holders"), in writing that the inclusion of such other securities would not adversely affect such offering or (ii) the Initiating Holders participating in such offering shall have consented in writing to the inclusion of such other securities.

               (e) Registration Statement Form. Registrations under this Section
     2.1 shall be on such appropriate registration form of the Commission (i) as shall be selected by the Company and as shall be reasonably acceptable to the Investors or the Initiating Holders, as is appropriate, and (ii) as shall permit the disposition of such Registrable Securities in accordance with the intended method or methods of disposition.

               (f) Expenses. The Company shall pay all Registration Expenses in connection with any registration pursuant to this Section 2.1.

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               (g) Effective Registration Statement. A registration requested pursuant to this Section 2.1 shall not be deemed to have been effected and shall not be considered a Required Statement or a demand registration which may be requested pursuant to Section 2.1(b) and/or Section 2.1(c) (i) unless (A) a registration statement with respect thereto has become effective, (B) such registration statement has remained effective for the Required Effective Period in the case of the Required Statement or for so long as provided in Section 2.4 for demand registrations under Sections 2.1(b) and 2.1(c), and (C) such registration statement has not become subject to any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason, unless such registration statement has become effective within thirty (30) days thereafter, or (ii) if the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied or waived (other than in the case of a demand registration, by reason of the failure or refusal of the Initiating Holders of the Registrable Securities that are the subject of such demand registration, to satisfy or perform a condition to such closing).

               (h) Two Demand Registrations. Collectively, the Original Investors shall be entitled to demand one (1) registration pursuant to
     Section 2.1(b). SCP shall be entitled to demand one (1) registration pursuant to Section 2.1(c).

          2.2 Incidental Registration.

               (a) Right to Include Registrable Securities. If the Company at any time proposes to register any of its securities under the Securities Act by registration on Forms S-1, S-2 or S-3 or any successor or similar form(s) of general application, whether or not for sale for its own account, it shall give prompt written notice to all Holders of Registrable Securities of its intention to do so and of such Holders' rights under this
     Section 2.2. Upon the written request of any such Holders specifying the Registrable Securities intended to be disposed of by such Holder, made within twenty (20) days after the receipt of any such notice (ten (10) days if the Company gives telephonic notice to all Holders of Registrable Securities, with written confirmation to follow promptly thereafter, stating that (i) such registration will be on Form S-3 and (ii) such shorter period of time is required because of a planned filing date), which request shall specify the Registrable Securities intended to be disposed of by such Holder, the Company shall use its reasonable best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the Holders thereof, to the extent requisite to permit the disposition (in accordance with the Company's intended method) of such Registrable Securities to be so registered. If the Company thereafter determines for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each Holder of Registrable Securities and thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register such Registrable Securities in connection with such registration (but not from

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     its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights (if any) of the Investors or any Holder or Holders of Registrable Securities entitled to do so to request that such registration be effected as a registration under Section 2.1, and
     (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities for the same period as the delay in registering such other securities. No registration effected under this Section 2.2 shall relieve the Company of its obligation to effect any registration under Section 2.1, nor shall it be deemed to have been effected pursuant to Section 2.1. The Company shall pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 2.2.

               (b) Priority in Incidental Registrations. In a registration pursuant to this Section 2.2 involving an underwritten offering, whether or not for sale for the account of the Company, if the managing underwriter of such underwritten offering shall inform the Company by letter of its belief that the number of securities requested by stockholders to be included in such registration would substantially interfere with its ability to effect such offering in accordance with the intended method thereof (such letter to state the basis of such belief and the approximate number of such securities that may be distributed without such effect), then the number of securities requested to be registered by the Holders of the Registrable Securities shall be allocated: (i) first, to any shares of Common Stock the Company wishes to include in any such registration; (ii) second, to the Registrable Securities held by Holders who have notified the Company of their intention to include Registrable Securities in such Registration, pro rata, based upon the number of Registrable Securities owned by each of such Holders at the time of Registration; and (iii) third, the Registrable Securities held by persons other than the Holders, pro rata, based upon the number of Registrable Securities owned by such others at the time of such registration.

     The Company shall so advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and of the number of shares of Registrable Securities that may be included in the registration and underwriting. If any Holder disapproves of the terms of the any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

          2.3 Form S-3 Registration. At any time upon the written request of the Original Investors or SCP that the Company effect the registration under the Securities Act on Form S-3, or any successor form of all or part of the Registrable Securities, the Company shall promptly give written notice of such request to all registered Holders of Registrable Securities, and thereupon the Company shall use its reasonable best efforts to effect the registration under the Securities Act of the Registrable Securities that the Company has been so requested to register by the Holders for disposition in accordance with the intended method of disposition stated in such request. Promptly after receipt of such request, the Company shall give notice thereof to all other security holders of the Company, if any, that are entitled to participate in

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

such registration. The Company shall file the registration statement requested pursuant to this section 2.3 not later than thirty (30) days following such request, subject to Section 2.8, and shall use its reasonable best efforts to have such registration statement declared effective as soon as possible after the filing thereof; provided, however, that (i) the Company shall not be obligated to effect any registration pursuant to this Section 2.3 if Form S-3, or any successor form, is not available for such registration, (ii) the market value of the Registrable Securities to be sold in any such registration shall be estimated to be at least $250,000 at the time of the request for registration and (iii) the Company shall not be required to effect more than two (2) such registrations pursuant to this Section 2.3 in any twelve (12) month period. Registrations effected pursuant to this Section 2.3 shall not be counted as demands for registration effected pursuant to Section 2.1. The Company shall pay all Registration Expenses in connection with any registration requested pursuant to this Section 2.3.

          2.4 Registration Procedures. In connection with the Company's obligations pursuant to Sections 2.1, 2.2 and 2.3, the Company will use its best efforts to effect such registrations to permit the sale of Registrable Securities (and, in the case of Sections 2.1 and 2.3, in accordance with the intended method or methods of disposition thereof), and pursuant thereto the Company will as expeditiously as possible:

               (a) prepare and file with the Commission a registration statement or registration statements on any appropriate form under the Securities Act and use its best efforts to cause such registration statement to become effective, keep such registration statement effective for up to one hundred eighty (180) days (except in the case of a Required Statement which shall remain effective for the Required Effective Period), or until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such Required Effective Period or one hundred eighty (180) day period shall be extended for a period of time equal to the period the Holders of Registrable Securities refrain from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company; and (ii) in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, such Required Effective Period or one hundred eighty (180) day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold; provided that Rule 415 or any successor rule under the Securities Act permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment that (A) includes any prospectus required by Section 10(a)(3) of the Securities Act or (B) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference in the registration statement of information required to be included in (A) and (B) above contained in periodic reports filed pursuant to Section 13 or 15(d) of the Exchange Act.

               (b) prepare and file with the Commission such amendments and post-

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     effective amendments to a registration statement as may be necessary to keep such registration statement effective for the applicable period; cause the related prospectus to be supplemented by and required prospectus supplement, and as so supplemented to be filed pursuant to the Securities Act; provided that prior to filing any such amendments or supplements or any documents that would be incorporated by reference in such registration statement, the Company shall furnish to the Investors, their counsel and the underwriters, if any, copies of all such documents proposed to be filed (other than documents filed under the Exchange Act), and the Company shall consider all reasonable requests by the Investors or the underwriters for modifications of any such amendments, supplements or documents incorporated by reference; and comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement during the applicable period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement or supplement to such prospectus;

               (c) notify the Investors and selling Holders of Registrable Securities, and the managing underwriters, if any, as promptly as practicable, and confirm such notice in writing, (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to a registration statement or any post-effective amendment, when it has become effective, (ii) of any request by the Commission for amendments or supplements to a registration statement or related prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of a registration statement or the initiation of any proceedings for that purpose, (iv) if at any time the representations and warranties of the Company made as contemplated by subsection (k) below cease to be true and correct, (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, (vi) of the happening of any event that requires the making of any changes in a registration statement or related prospectus so that such documents will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (vii) of the Company's reasonable determination that a post-effective amendment to a registration statement would be appropriate;

               (d) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a registration statement, or the lifting of any suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction, as soon as practicable;

               (e) if requested in a timely manner by the managing underwriters, as promptly as practicable incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriters and the Holders of Registrable Securities being sold in connection with an underwritten offering agree should be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the offering of the Registrable Securities to be sold in such offering; make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment, and supplement or make amendments to any registration statement with respect to information relating to any Holder or the terms of the sale or offering of the Registrable Securities if requested in a timely manner in writing by any Holder of Registrable Securities covered by such registration statement or any underwriter of such Registrable Securities;

               (f) furnish to the lead managing underwriter and each Holder selling Registrable Securities thereunder, without charge, at least one (1) signed copy of the registration statement or statements and any post-effective amendment thereto, and to each other selling Holder of Registrable Securities, at least one (1) conformed copy thereof, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

               (g) deliver to each Holder of Registrable Securities and the underwriters, if any, without charge, as many copies of the prospectus or prospectuses (including each preliminary prospectus) and any amendment or supplement thereto as such persons may reasonably request.

               (h) prior to any public offering of Registrable Securities, use its best efforts to register or qualify or cooperate with the selling Holders of Registrable Securities, the underwriters, if any, and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as any selling Holder or underwriter reasonably requests in writing, keep each such registration or qualification effective during the period such registration statement is required to be kept effective and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the applicable registration statement; provided that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

               (i) cooperate with the selling Holders of Registrable Securities and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends unless required by applicable law; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may

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     request at least two (2) business days prior to the closing of any sale of
     Registrable Securities to the underwriters;

               (j) upon the occurrence of any event contemplated by clause
     (c)(vi) above, prepare a supplement or post-effective amendment to the applicable registration statement or related prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the selling Holders of the Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

               (k) enter into such agreements (including an underwriting agreement) and take all such other reasonable actions in connection therewith in order to expedite or facilitate the disposition of such Registrable Securities and in connection therewith, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration, (i) make such representations and warranties to the Holders of such Registrable Securities with respect to the registration statement, prospectus and documents incorporated by reference, if any, in form, substance and scope as are customarily made by issuers in similar offerings and confirm the same if and when requested;
     (ii) obtain opinions of counsel to the Company (which may be the general counsel) and updates thereof in the form, scope and substance as are customary in similar offerings; (iii) in the case of an underwritten offering, enter into an underwriting agreement in form, scope and substance as is customary in underwritten offerings; (iv) furnish to each seller of Registrable Securities a signed counterpart, addressed to such seller (and the underwriters, if any) of a "comfort" letter, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), signed by the independent public accountants who have certified the Company's financial statements included in such registration statement, covering the matters with respect to such registration statement (and the prospectus included therein) and with respect to events subsequent to the date of such financial statements, as are customarily covered in accountants' letters delivered to the underwriters in underwritten public offerings of securities and such other financial matters as such seller or such Holder (or the underwriters, if any) may reasonably request; (v) if an underwriting agreement is entered into, it shall set forth in full the indemnification provisions and procedures of Section 2.10 with respect to all parties to be indemnified pursuant to such section, with such other indemnification provisions as are customary and acceptable to the underwriters, the Investors and the Company; and (vi) the Company shall deliver such documents and certificates as may be requested by the selling Holders of the Registrable Securities and the managing underwriters, if any, to evidence compliance with this paragraph (k) and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company. The above shall be done at each closing under such underwriting or similar agreement or as and to the extent required thereunder;

               (l) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission and make generally available to its securityholders earnings statements satisfying the provisions of Section 11(a) of the Securities Act no later than ninety (90) days after the end of any twelve (12) month period (i) beginning with the first day of the Company's first fiscal quarter next succeeding each sale of Registrable Securities after the effective date of a registration statement and (ii) beginning with the first day of the Company's first fiscal quarter next succeeding any fiscal quarter in which Registrable Securities are sold to underwriters in a firm or best efforts underwritten offering, which statements shall cover such twelve (12) month periods,

               (m) use its best efforts to cause all such Registrable Securities to be listed on each securities exchange, if any, on which securities of the class then being registered are listed; and

               (n) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement.

          The Company may require each Holder of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding such Holder and the distribution of such Registrable Securities as the Company may from time to time reasonably request in writing in order to comply with the Securities Act. Each Holder of Registrable Securities as to which any registration is being effected agrees to notify the Company as promptly as practicable of any inaccuracy or change in information previously furnished by such Holder to the Company or of the happening of any event as a result of which any prospectus relating to such registration contains an untrue statement of a material fact regarding such Holder or the distribution of such Registrable Securities or omits to state any material fact regarding such Holder or the distribution of such Registrable Securities required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and to promptly furnish to the Company any additional information required to correct and update any previously furnished information or required so that such prospectus shall not contain, with respect to such Holder or the distribution of such Registrable Securities, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          Each Holder of Registrable Securities agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in
Section 2.4(c)(ii), (iii), (v), (vi) or (vii), such Holder will forthwith discontinue disposition of such Registrable Securities covered by such registration statement or prospectus until such Holder's receipt of the copies of the supplemented or amended prospectus relating to such registration statement or prospectus, or until it is advised in writing by the Company that the use of the applicable prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in such prospectus, and, if so directed by the Company, such Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession of the prospectus covering the Registrable Securities at the time of receipt of such notice.

          2.5 Reports Under Exchange Act. With a view to making available to the Investors the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the Commission that may at any time permit an Investor to sell securities of the Company to the public without registration or pursuant to a registration statement on Form S-3, the Company agrees to:

               (a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

               (b) take such action, including the voluntary registration of its Common Stock under Section 12 of the Exchange Act, as is necessary to enable the Investors to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

               (c) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

               (d) furnish to any Investors, so long as the Investors own any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Investors of any rule or regulation of the Commission which permits the selling of any such securities without registration or pursuant to such form.

          2.6 Underwritten Offerings. In the case of any underwritten offering pursuant to Section 2.1, the Investors shall select the investment banking firm or firms, which shall be reasonably satisfactory to the Company. The Company shall enter into an underwriting agreement which shall contain, without limitation, the terms and provisions contemplated by Section 2.4(k) and shall be reasonably satisfactory in form and substance to the Investors.

          If the Company at any time proposes to register any of its securities under the Securities Act as contemplated by Section 2.2 and such securities are to be distributed by or through one (1) or more underwriters, the Holders of Registrable Securities to be distributed therein shall be parties to the underwriting agreement between the Company and the underwriters and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters also be made to and for the benefit of such Holders of Registrable Securities and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such Holders of Registrable Securities.

          2.7 Preparation: Reasonable Investigation. In connection with the preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, the Company shall give the selling Holders of Registrable Securities, their underwriters, and their respective counsel and accountants, a reasonable opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, each amendment thereof or supplement thereto (other than documents filed under the Exchange Act and incorporated by reference therein), and shall give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such Holders' and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

          2.8 Limitations, Conditions and Qualifications to Obligations Under Registration Covenants. No Holder of Registrable Securities may participate in any underwritten offering hereunder unless such Holder (i) agrees to sell such Holder's Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

          2.9 Restrictions on Sales.

               (a) Each Holder of Registrable Securities that are covered by a registration statement filed pursuant to Section 2.1, 2.2 or 2.3 agrees, if required by law, regulation or stock exchange rules or if requested by the managing underwriters in an underwritten offering and to the extent timely notified in writing by the Company or the managing underwriters, not to effect any public sale or distribution of any securities of the Company of the same class as the securities included in such registration statement, including a sale pursuant to Rule 144 under the Securities Act (except as part of such underwritten registration), during the period commencing ten (10) days prior to the closing date of each underwritten offering made pursuant to such registration statement and ending on the earlier of (i) the termination of such offering and (ii) ninety (90) days after such closing in the case of any other offering, or, in each case, such shorter period offered to any other shareholder of the Company.

               (b) The Company agrees (i) without the written consent of the managing underwriters, not to effect any public or private sale or distribution of any securities of the Company of the same class as the securities included in a registration statement filed pursuant to Section
     2.1 during the period commencing ten (10) days prior to the closing date of each underwritten offering made pursuant to such registration statement and ending on the earlier of (x) the termination of such offering and (y) ninety (90) days after such closing, to the extent timely notified in writing by the Investors or the managing underwriters and (ii) to use its best efforts to cause each holder of privately placed securities purchased from the Company (other than the Investors) at any time on or after the date of this Agreement to agree not to effect any public sale or distribution of any such securities during such period, including a sale pursuant to Rule 144 under the Securities Act (except as part of such underwritten offering, if permitted).

          2.10 Indemnification.

               (a) Indemnification by the Company. In the event of any registration of Registrable Securities, the Company shall indemnify, defend and hold harmless the Holder of any Registrable Securities that are covered by such registration statement, each other Person who participates as an underwriter in the offering or sale of such securities and each Person who controls any such Holder or underwriter within the meaning of the Securities Act, and each of the respective partners, officers, directors, employees and agents of the foregoing in their respective capacities as such (the "Indemnitees"), to the full extent lawful, from and against any and all actions, suits, claims, proceedings, costs, damages, judgments, amounts paid in settlement and expenses (including, without limitation, reasonable attorneys' fees and disbursements), whether joint or several (collectively, a "Loss"), to which any such Indemnitee may become subject under the Securities Act or any other statute or common law, insofar as any such Loss may arise out of or be based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, or in any filing made in connection with the qualification of the offering under blue sky or other securities laws of jurisdictions in which the Registrable Securities are offered ("Blue Sky Filing"), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading or (ii) any violation by the Company of any federal, state or common law, rule or regulation applicable to the Company and relating to action required of or inaction by the

     Company in connection with any such registration, and the Company will reimburse each Indemnitee for any legal or other expenses reasonably incurred in connection with investigating or defending such Loss; provided, however, that such indemnification covenant shall not (i) apply to any Loss arising out of, or based upon, any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Indemnitee specifically stating that it is for use in connection with preparation of the registration statement, any preliminary prospectus or final prospectus contained in the registration statement, any such amendment or supplement thereto or any Blue Sky Filing or (ii) inure to the benefit of any underwriter or Person controlling such underwriter to the extent that any such Loss arises out of such Indemnitee's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such final prospectus.

          Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Indemnitee and shall survive the transfer of such securities by any Indemnitee.

               (b) Indemnification by the Sellers. As a condition to including any Registrable Securities in any registration statement filed pursuant to
     Section 2.1, 2.2 or 2.3, the Company shall have received an undertaking from the prospective seller of such Registrable Securities to indemnify, defend and hold harmless (in the same manner and to the same extent as set forth in subsection (a) of this Section 2.10) the Company, each director of the Company, each officer, employee and agent of the Company and each other Person, if any, who controls the Company within the meaning of the Securities Act, with respect to any untrue statement in, or omission from, such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein or any Blue Sky Filing, or any amendment or supplement thereto, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company by such seller specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of such securities by such seller. In no event shall any indemnity paid by any seller to the Company pursuant to this Section 2.10(b) or otherwise exceed the proceeds received by such seller in such offering.

               (c) Notices of Claims. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim hereunder, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section 2.10 unless the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and, unless a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that the indemnifying party may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. In the event that the indemnifying party advises an indemnified party that it will contest a claim for indemnification hereunder, or fails, within thirty (30) days of receipt of any indemnification notice to notify, in writing, such indemnified party of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the indemnified party may, at its option, defend, settle or otherwise compromise or pay such action or claim with the consent of the indemnifying party, not to be unreasonably withheld. The indemnified party shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the indemnified party that relates to such action or claim. The indemnifying party shall keep the indemnified party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. If the indemnifying party elects to defend any such action or claim, then the indemnified party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense. If the indemnifying party does not assume such defense, the indemnified party shall keep the indemnifying party apprised at all times as is reasonably practicable as to the status of the defense; provided, however, that the failure to keep the indemnifying party so informed shall not affect the obligations of the indemnifying party hereunder. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its written consent; provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall without the consent of the indemnified party (not to be unreasonably withheld), consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

               (d) Indemnification Payments. The indemnification required by this Section 2.10 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or a Loss is incurred.

               (e) Other Rights, Liabilities. The indemnity covenant, contained herein shall be in addition to (i) any cause of action or similar right of the indemnified party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to law.

          2.11 Registration Expenses. All expenses incident to the Company's performance of or compliance with this Agreement, including, without limitation, all Registration Expenses, shall be borne by the Company whether or not any registration statement becomes effective. The Company shall, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange, rating agency fees and the fees and expenses of any Person, including special experts, retained by the Company. All underwriting discounts, fees and commissions applicable to the sale of Registrable Securities shall be borne by the Holders of such Registrable Securities pro-rata, on the basis of the number of shares sold in the respective offering.

     Notwithstanding anything to the contrary in this Agreement, the Company shall not be obligated to effect any registration pursuant to this Agreement:
(i) within a period of ninety (90) days following the effective date of a previous registration of the Company's securities and (ii) if the Company shall furnish to the Holders of Registrable Securities a certificate signed by the Chairman of the Board of Directors of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration to be effected at such time, in which event the Company shall have the right to defer the filing of the registration statement for a period of not more than ninety
(90) days after receipt of the request of such Holders under this Agreement; provided, however, that the Company shall not utilize this right more than once in any twelve (12) month period.

     3. Information Rights. For so long as a Holder holds ten percent (10%) or more of the Series C Preferred Stock, the Company shall:

               (a) as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of the Company, deliver to such Holder an income statement for such fiscal year, a balance sheet of the Company as of the end of such year, and a statement of cash flows for such year, such year-end financial reports to be audited and prepared in accordance with GAAP and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail. Such financial statements shall be accompanied by a report and opinion thereon by independent public accountants of national standing selected by the Board of Directors of the Company.

               (b) as soon as practicable, but in any event within forty five
     (45)
     days after the end of each quarter during the fiscal year of the Company (except for the fourth quarter), deliver to such Holder unaudited financial statements (or audited financial statements if available), including a balance sheet, income statement and statement of cash flows for and as of the end of each such quarter, and for the current fiscal year to date, including a comparison to plan figures for such period, prepared in accordance with GAAP; an instrument executed by the Chief Financial Officer or President of the Company certifying that such financials were prepared in accordance with GAAP consistently applied with prior practice for earlier periods (with the exception of footnotes that may be required by GAAP), and fairly present the financial condition of the Company and its results of operation for the period specified, subject to year-end adjustment; and a statement showing the number of shares of each class and series of capital stock and securities convertible into or exercisable for shares of capital stock outstanding at the end of the period, the number of common shares issuable upon conversion or exercise of any outstanding securities convertible into or exercisable for common shares and the exchange ratio or exercise price applicable thereto, all in sufficient detail as to permit the Holder to calculate its percentage equity ownership in the Company.

               (c) as soon as practicable, but in any event within fifteen (15) days after the end of each month, deliver to such Holder a monthly report of operations of the Company for and as of the end of such month, including balance sheets and sources and applications of funds statements for and as of the end of such month.

               (d) as soon as practicable, but in any event within thirty (30) days prior to the beginning of the Company's fiscal year, furnish such Holder with a budget and business plan for the next fiscal year, prepared on a monthly basis, including balance sheets and sources and applications of funds statements for such months and, as soon as prepared, any other budgets or revised budgets prepared by the Company. The Company's business plan shall include three-year projections.

               (e) permit such Holder or its representative to visit and inspect any of the properties of the Company or any of its subsidiaries, to examine books of account and records of the Company or any of its subsidiaries and to discuss the affairs, finances and accounts of the Company or any of its subsidiaries with its officers, all at such reasonable times as may be requested by such Holder.

     4. Amendments and Waivers. This Agreement may not be amended without the prior written consent of the parties hereto.

     5. Registration Rights. The Company shall not grant any right of registration under the Securities Act relating to any of its shares of capital stock or other securities to any Person other than pursuant to this Agreement unless the rights so granted to such other Person are junior to those of the Investors hereunder and do not limit or restrict the Investors' rights hereunder.

     6. Nominees for Beneficial Owners. In the event that any Registrable Securities are held by a nominee for the beneficial owner thereof, such beneficial owner may, at its election and upon notice to the Company, be treated as the Holder of such securities for purposes of any request or other action by any Holder or Holders of securities pursuant to this Agreement or any determination of any number or percentage of shares of securities held by any Holder or Holders of securities contemplated by this Agreement. If the beneficial owner of any Registrable Securities so elects, the Company may require assurances reasonably satisfactory to it of such owner's beneficial ownership of such Registrable Securities.

     7. Notices. Any notice or demand that is required or provided to be given under this Agreement shall be deemed to have been sufficiently given and received for all purposes when delivered by hand, facsimile transmission or courier, or five (5) days after being sent by certified or registered mail, postage and charges prepaid, return receipt requested, to the following addresses:

If to the Company:
                     INSCI Corp.
                     Two Westborough Business Park
                     Westborough, MA 01581
                     Attn: Chief Executive Officer

     If to the Investors, at the addresses listed on the signature pages hereto. If to any other Holder of Registrable Securities, at such address set forth in the Company's records, or with respect to any party hereto, at any other address designated in writing in accordance with the provisions of this Section 6.

     8. Assignment. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. The rights or any portion thereof of the Investors herein may be assigned by the Investors in their sole discretion (and thereupon by such assignee) without the consent of the Company, provided that such assignee agrees in writing to be bound by the terms of this Agreement.

     9. Descriptive Headings. The descriptive headings of the sections and paragraphs of this Agreement are inserted for reference only and shall not limit or otherwise affect the meaning hereof.

     10. Governing Law; Jurisdiction; Venue. This Agreement shall be governed by the laws of the State of Delaware without regard to its conflicts of laws principles. The state and federal courts of the State of Delaware shall have exclusive jurisdiction to hear and determine any claims or disputes between the Investors and the other party or parties hereto pertaining directly or indirectly to this Agreement and all documents, instruments and agreements executed pursuant hereto, or to any matter arising therefrom (unless otherwise expressly provided for therein). To the extent permitted by law, each party hereby expressly submits and consents in advance to such exclusive jurisdiction in any action or proceeding commenced in any of such courts, and agrees that service of such summons and complaint or other process or papers may be made by registered or certified mail addressed to such party at the address to which notices are to be sent pursuant to this Agreement. To the extent permitted by law, should any party, after being so served fall to appear or answer to any summons, complaint, or process or papers so served within thirty (30) days after the mailing thereof, such party shall be deemed in default and an order and/or judgment may be entered by such Investors against such party as demanded or prayed for in such summons, complaint, process or papers. The exclusive choice of forum set forth in this Section 9 shall not be deemed to preclude the enforcement of any judgment obtained in such forum or the taking of any action to enforce the same in any other appropriate jurisdiction.

     11. Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof.

     12. Counterparts. This Agreement may be executed by facsimile and in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

                     [REMAINDER OF PAGE INTENTIONALLY BLANK]

     IN WITNESS WHEREOF, the undersigned has executed and delivered this counterpart signature page to the Amended and Restated Registration Rights Agreement as of the date first written above.

                           INSCI Corp.


                           By: /s/ Henry F. Nelson
                               -------------------------------------------------
                               Name: Henry F. Nelson
                               Title: President, Chief Executive Officer,
                                      Chief Financial Officer and Secretary

     IN WITNESS WHEREOF, the undersigned has executed and delivered this counterpart signature page to the Amended and Restated Registration Rights Agreement as of the date first written above.

                               SELWAY PARTNERS, LLC


                           By: /s/ Yaron Eitan
                               -------------------------------------------------
                               Name: Yaron Eitan
                               Title: Chief Executive Officer

Address for Notices:           Selway Partners, LLC
                               52 Forest Avenue
                               Paramus, NJ 07652
                               Attn: Mr. Yaron Eitan
                               Facsimile: (973) 785-8628

           With a copy to:     Joseph F. Mazzella, Esq.
                               Nutter, McClennen & Fish, LLP
                               One International Place
                               Boston, Massachusetts 02110
                               Facsimile: (617) 310-9485

     IN WITNESS WHEREOF, the undersigned has executed and delivered this counterpart signature page to the Amended and Restated Registration Rights Agreement as of the date first written above.

                               SELWAY MANAGEMENT, INC.


                           By: /s/ Yaron Eitan
                               -------------------------------------------------
                               Name: Yaron Eitan
                               Title: Chief Executive Officer

Address for Notices:           Selway Management, Inc.
                               52 Forest Avenue
                               Paramus, NJ 07652
                               Attn: Mr. Yaron Eitan
                               Facsimile: (973) 785-8628

           With a copy to:     Joseph F. Mazzella, Esq.
                               Nutter, McClennen & Fish, LLP
                               One International Place
                               Boston, Massachusetts 02110
                               Facsimile: (617) 310-9485

     IN WITNESS WHEREOF, the undersigned has executed and delivered this counterpart signature page to the Amended and Restated Registration Rights Agreement as of the date first written above.

                               SCP PRIVATE EQUITY PARTNERS II, L.P.


                               By: SCP Private Equity II General Partner, L.P., its General Partner


                               By: SCP Private Equity II LLC


                           By: /s/ Winston J. Churchill
                               -------------------------------------------------
                               Name: Winston J. Churchill
                               Title: a Manager

Address for Notices:           SCP Private Equity Partners II, L.P.,
                               435 Devon Park Drive, Building 300
                               Wayne, Pennsylvania 19087
                               Facsimile: (610) 975-9546
                               Attn: General Counsel

           With a copy to:     Charles C. Zall, Esq.
                               Saul Ewing LLP
                               Centre Square West
                               1500 Market St., 38th Floor
                               Philadelphia, PA 19102-2186
                               Facsimile: (215) 972-1934

     IN WITNESS WHEREOF, the undersigned has executed and delivered this counterpart signature page to the Amended and Restated Registration Rights Agreement as of the date first written above.

                               CIP CAPITAL L.P.


                           By: /s/ Edward J. Carry
                               -------------------------------------------------
                               Name: Edward J. Carry
                               Title: President, CIP Capital Management, Inc.
                                      General Partner

Address for Notices:           CIP Capital L.P.
                               435 Devon Park Drive, Building 300
                               Wayne, Pennsylvania 19087
                               Facsimile:

           With a copy to: